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                                FILED PURSUANT TO RULE 424(B)(3) AND RULE 424(C)
                                                  REGISTRATION NUMBER 333-120771


                              PROSPECTUS SUPPLEMENT
                      TO PROSPECTUS DATED FEBRUARY 11, 2005

                              AMEDIA NETWORKS, INC.

                        18,985,844 SHARES OF COMMON STOCK

     This prospectus supplement supplements and amends our prospectus dated February 11, 2005 related to the offering of up to 18,985,844 shares of our common stock, par value $0.001 per share, which may be offered from time to time by the selling stockholders named therein.

     This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, including any amendments or supplements thereto.

     The prospectus supplement corrects the name of one of the selling stockholders appearing on Page 54 of the prospectus and updates certain information relating to such selling stockholder on Page 58, as follows:

          1. The first reference to "Basso Private Opportunity Holding Fund Ltd." appearing under the heading "Selling Stockholder Table" on page 54 is deleted and, in lieu thereof, the name "Basso Multi-Strategy Holding Fund Ltd." is inserted.

          2. The reference in the fifth sentence of footnote 8 on page 58 to

     "Basso Asset Management L.P." is deleted and replaced by "Basso Capital Management L.P."

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS NOR THE SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AS THE CASE MAY BE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

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            The date of this prospectus supplement is April 28, 2005.